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                                  SECURITY AGREEMENT
                       DEPOSIT ACCOUNTS AND INVESTMENT PROPERTY


    This Security Agreement is made and entered into this 23 day of June, 1997 by and between SANWA BANK CALIFORNIA (the "Bank") and ALFRED G. SCHEID, TRUSTEE OF THE ALFRED G. SCHEID REVOCABLE TRUST dated October 8, 1992 (the "Debtor").

    1. GRANT OF SECURITY INTEREST. The Debtor hereby grants to the Bank a security interest in and to all of the following property (hereinafter collectively referred to as the "Collateral"):

         (a) INVESTMENT PROPERTY. Those shares of stock, bonds, indentures, negotiable and non-negotiable securities and instruments listed on the attached Exhibit "A" and on any additional and supplemental exhibits to this Security Agreement, together with all warrants, options, stock rights, rights to subscribe, liquidating dividends, cash dividends, payments, dividends paid in stock, new securities or other property derived therefrom or to which the Debtor may become entitled to receive on account thereof.

         (b) MONIES AND OTHER PROPERTY. All monies and property of the Debtor now or hereafter in the possession of the Bank or the Bank's agents, or any one of them, including, but not limited to, all deposit accounts, certificates of deposit, stocks, bonds, indentures, warrants, options and other negotiable and non-negotiable securities and instruments together with all stock rights, rights to subscribe, liquidating dividends, cash dividends, payments, dividends paid in stock, new securities or other property to which the Debtor may become entitled to receive on account of such property.

    The Bank's security interest in the Collateral shall be a continuing lien and shall include all proceeds thereof.

    2. THE INDEBTEDNESS. The Collateral secures payment of all indebtedness of SCHEID VINEYARDS, INC. owed to the Bank together with any and all modifications, extensions and renewals of such indebtedness (hereinafter collectively referred to as the "Indebtedness") and performance of all the terms, covenants and agreements contained in this Security Agreement and in any other document, instrument or agreement evidencing or related to the Indebtedness or the Collateral.

    The Indebtedness secured hereby shall not include any indebtedness of the Debtor incurred for personal, family or household purposes except to the extent any disclosure required under any consumer protection law (including but not limited to the Truth in Lending Act) or any regulation thereto, as now existing or hereafter amended, is or has been given.

    3. DEBTOR'S REPRESENTATIONS AND WARRANTIES. The Debtor hereby makes the following representations and warranties to the Bank, which representations and warranties are continuing:

         (a) STATUS: The Debtor is a revocable trust duly organized and validly existing under the laws of the State of California and is properly licensed and is qualified to do business and in good standing in, and, where necessary to maintain the Debtor's rights and privileges, has complied with the fictitious name statute of every jurisdiction in which the Debtor is doing business.


                SECURITY AGREEMENT - DDA & INVESTMENT PROPERTY - PG 1
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         (b)  AUTHORITY:  The execution, delivery and performance by the Debtor of this Agreement and any instrument, document or agreement required hereunder have been duly authorized and do not and will not: (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having application to the Debtor; or
(ii) result in a breach of or constitute a default under any material indenture or loan or credit agreement or other material agreement, lease or instrument to which the Debtor is a party or by which it or its properties may be bound or affected.

         (c) LEGAL EFFECT. This Security Agreement constitutes, and any document, instrument or agreement required hereunder when delivered will constitute, legal, valid and binding obligations of the Debtor enforceable against the Debtor in accordance with their respective terms.

         (d) FICTITIOUS TRADE STYLES: There are no fictitious trade styles used by the Debtor in connection with its business operations. The Debtor shall notify the Bank not less than 30 days prior to effecting any change in the matters described herein or prior to using any other fictitious trade style at any future date, indicating the trade style and state(s) of its use.

         (e) TITLE TO COLLATERAL; PERMITTED LIENS. The Debtor has good and marketable title to the Collateral and the same is not now and shall not become subject to any security interest, encumbrance, lien or claim of any third person other than: (i) liens and security interests to secure the Indebtedness or other indebtedness owed to the Bank; (ii) liens for taxes, assessments or similar charges either not yet due or being duly contested in good faith; (iii) liens of mechanics, materialmen, warehousemen or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (iv) liens and security interests which, as of the date hereof, have been disclosed to and approved by the Bank in writing; (v) purchase money liens or purchase money security interests upon or in any property acquired or held by the Debtor in the ordinary course of business to secure indebtedness outstanding on the date hereof or permitted to be incurred hereunder; and (vi) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the Debtor's assets (collectively "Permitted Liens").

         (f) FINANCIAL STATEMENTS. All financial statements, information and other data now or hereafter submitted to the Bank in connection with the transaction with respect to which this Security Agreement is entered into are true, accurate and correct and have been or will be prepared in accordance with generally accepted accounting principles consistently applied. Since the most recent submission of any such financial statement, information or other data to the Bank, the Debtor represents and warrants that no material adverse change in the financial condition or operations as disclosed therein or thereby has occurred which has not been fully disclosed to the Bank in writing.

         (g) LITIGATION. Except as have been disclosed to the Bank in writing, there are no actions, suits or proceedings pending or, to the knowledge of the Debtor, threatened against or affecting the Debtor or the Debtor's properties before any court or administrative agency which, if determined adversely to the Debtor, would have a material adverse effect on the Debtor's financial condition or operations or on the Collateral.

         (h) TAXES. The Debtor has filed all tax returns required to be filed and paid all taxes shown thereon to be due, including interest and penalties, other than taxes which are currently payable without penalty or interest or those which are being duly contested in good faith.

         (i)  ENVIRONMENTAL COMPLIANCE.   The operations of the Debtor comply,
and during the term of this Security Agreement will at all times comply, in all respects with all Environmental Laws; the Debtor has obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("ENVIRONMENTAL PERMITS") and necessary for its ordinary course operations, all such Environmental Permits are in good standing, and the Debtor is in compliance with all material terms and conditions of such Environmental


                SECURITY AGREEMENT - DDA & INVESTMENT PROPERTY - PG 2
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Permits; neither the Debtor nor any of its present property or operations is subject to any outstanding written order from or agreement with any governmental authority nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material; there are no Hazardous Materials or other conditions or circumstances existing, or arising from operations prior to the date of this Agreement, with respect to any property of the Debtor that would reasonably be expected to give rise to Environmental Claims; PROVIDED, however, that with respect to property leased from an unrelated third party, the foregoing representation is made to the best knowledge of the Debtor. In addition, (i) the Debtor does not have any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or disposing of Hazardous Materials off-site, and (ii) the Debtor has notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

         For the purposes hereof:

              (1) "Environmental Claims" shall mean all claims, however asserted, by any governmental authority or other person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from property, whether or not owned by the Debtor, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

              (2) "Environmental Laws" shall mean all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

              (3) "Hazardous Materials" means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

         (j) ERISA: If the Debtor has a pension, profit sharing or retirement plan subject to Employee Retirement Income Security Act of 1974 ("ERISA"), such plan has been and will continue to be funded in accordance with its terms and otherwise complies with and continues to comply with the requirements of ERISA.

    4. DEBTOR'S COVENANTS. Unless the Bank otherwise consents in writing, the Debtor covenants and agrees that:

         (a)  MAINTENANCE OF COLLATERAL.


                SECURITY AGREEMENT - DDA & INVESTMENT PROPERTY - PG 3
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              (1)  The Collateral shall at all times be of a character and value acceptable to the Bank, as determined by the Bank in its sole and absolute judgment.

              (2) The Debtor shall not withdraw or seek to withdraw any of the Collateral now or hereafter in the possession of the Bank or the Bank's agents, or any one of them.

              (3) The Debtor shall make timely payments of all taxes, charges, liens and assessments against the Collateral.

              (4) Except for Permitted Liens, the Debtor shall keep and maintain the Collateral free and clear of all levies, liens, encumbrances and other security interests (including, but not limited to, any lien of attachment, judgment or execution) and defend the Collateral against any such levy, lien, encumbrance or security interest; comply with all laws, statutes and regulations pertaining to the Collateral; execute, file and record such statements, notices and agreements, take such actions and obtain such certificates and other documents as necessary to perfect, evidence and continue the Bank's security interest in the Collateral and the priority thereof; maintain accurate and complete records of the Collateral

         (b) REPORTING REQUIREMENTS. Promptly upon the Bank's request, the Debtor shall deliver or cause to be delivered to the Bank such information pertaining to the Debtor, the Collateral or such other matters as the Bank may reasonably request.

         (c) PAYMENT OF OBLIGATIONS. Pay all of its liabilities and obligations when due.

         (d) VALUE OF COLLATERAL/COLLATERAL-TO-LOAN RATIO. The Debtor additionally covenants and agrees that so long as all or any part of the Indebtedness shall remain outstanding, the value of the Collateral at its then current market value (as determined by the Bank) shall at all times not be less than $2,400,000 (the "Collateral Value"). To the extent that such Collateral Value is not maintained, the Debtor shall promptly, upon the Bank's request, assign and pledge to the Bank such additional assets of a character satisfactory to the Bank and having a market value sufficient to reinstate and maintain such Collateral Value.

         (e) COMPENSATION OF EMPLOYEES. The Debtor shall compensate its employees for services rendered at an hourly rate at least equal to the minimum hourly rate prescribed by any applicable federal or state law or regulation.

         (j) NOTICE: Give the Bank prompt written notice of any and all (i) Events of Default; (ii) litigation, arbitration or administrative proceedings to which the Borrower is a party and in which the claim or liability exceeds $100,000 or which affects the Collateral; (iii) other matters which have resulted in, or might result in a material adverse change in the Collateral or the financial condition or business operations of the Borrower (iv) any enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Borrower or any of its properties.

    5. BANK'S RIGHTS WITHOUT DEFAULT. At its option and without any obligation to do so, the Bank may, either in the name of the Bank, the Bank's nominee or the Debtor:

         (a) Collect, endorse and receive all sums, including, but not limited to, dividends and interest, now or hereafter payable upon or on account of the Collateral.

         (b) Enter into any agreement relating to or affecting the Collateral and, in connection therewith, the Bank may surrender control of any such Collateral, accept other property in exchange for such Collateral, and do and perform such acts as it deems proper. Any money or property received in exchange for any such Collateral shall be subject to and held by the Bank pursuant to the terms of this Security Agreement.


                SECURITY AGREEMENT - DDA & INVESTMENT PROPERTY - PG 4
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         (c)  Make any compromise or settlement with respect to the Collateral that the Bank, in its sole and absolute discretion, deems proper.

         (d) Insure and do such other acts as the Bank deems necessary, in its sole discretion, to preserve or protect the Collateral.

         (e) Cause the Collateral to be transferred to the Bank's name or the name of the Bank's nominee.

         (f) With respect to the Collateral, exercise all rights, powers and remedies of an owner but excluding any voting rights.

    6. EVENTS OF DEFAULT. Any one or more of the following described events shall constitute an event of default ("Event of Default") hereunder:

         (a) NON-PAYMENT: The Debtor shall fail to pay the principal amount of any Indebtedness when due or interest on the Indebtedness within 5 days of when due.

         (b) PERFORMANCE UNDER THIS AGREEMENT: The Debtor shall fail in any material respect to perform or observe any term, covenant or agreement contained in this Security Agreement or in any document, instrument or agreement relating to this Agreement and any such failure shall continue unremedied for more than 30 days after the occurrence thereof.

         (c) REPRESENTATIONS AND WARRANTIES; FINANCIAL STATEMENTS: Any representation or warranty made by the Debtor under or in connection with this Security Agreement or any financial statement given by the Debtor or any guarantor shall prove to have been incorrect in any material respect when made or given or when deemed to have been made or given.

         (d) OTHER AGREEMENTS: If there is a default under any agreement to which Debtor is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness.

         (e) INSOLVENCY: The Debtor or any guarantor shall: (i) become insolvent or be unable to pay its debts as they mature; (ii) make an assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its properties and assets; (iii) file a voluntary petition in bankruptcy or seeking reorganization or to effect a plan or other arrangement with creditors; (iv) file an answer admitting the material allegations of an involuntary petition relating to bankruptcy or reorganization or join in any such petition; (v) become or be adjudicated a bankrupt; (vi) apply for or consent to the appointment of, or consent that an order be made, appointing any receiver, custodian or trustee, for itself or any of its properties, assets or businesses; or (vii) any receiver, custodian or trustee shall have been appointed for all or substantial part of its properties, assets or businesses and shall not be discharged within 30 days after the date of such appointment.

         (f) EXECUTION: Any writ of execution or attachment or any judgment lien shall be issued against any property of the Debtor and shall not be discharged or bonded against or released within 30 days after the issuance or attachment of such writ or lien.

         (g) REVOCATION OR LIMITATION OF GUARANTY: Any guaranty shall be revoked or limited or its enforceability or validity shall be contested by any guarantor, by operation of law, legal proceeding or otherwise or any guarantor who is a natural person shall die.


                SECURITY AGREEMENT - DDA & INVESTMENT PROPERTY - PG 5
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         (h)  REVOCATION OR LIMITATION OF SUBORDINATION AGREEMENT:  Any
subordination agreement shall be revoked or limited or its enforceability or validity shall be contested by any creditor signatory thereto, by operation of law, legal proceeding or otherwise.

         (i) SUSPENSION: The Debtor shall voluntarily suspend the transaction of business or allow to be suspended, terminated, revoked or expired any permit, license or approval of any governmental body necessary to conduct the Debtor's business as now conducted.

         (j) MATERIAL ADVERSE CHANGE: If there occurs a material adverse change in the Debtor's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Indebtedness or there is a material impairment of the value or priority of the Bank's security interest in the Collateral.

         (k) IMPAIRMENT OF COLLATERAL. There shall occur any deterioration or impairment of all or any part of the Collateral or any decline or depreciation in the value or market price of the Collateral which causes the Collateral, in the sole and absolute judgment of the Bank, to become unacceptable as to character or value.

    7. BANK'S RIGHTS AND REMEDIES ON DEFAULT. Upon the occurrence of any Event of Default, the Bank may, at its sole and absolute election, without demand and only upon such notice as may be required by law:

         (a) ACCELERATION. Declare the Indebtedness and any or all other indebtedness owing to the Bank by the Debtor or any obligor on the Indebtedness (however such indebtedness may be evidenced or secured) immediately due and payable, whether or not otherwise due and payable.

         (b) CEASE EXTENDING CREDIT. Cease extending credit to or for the account of the Debtor or any obligor on the Indebtedness under any agreement now existing or hereafter entered into with the Bank.

         (c) TERMINATION. Terminate any agreement as to any future obligation of the Bank without affecting the Debtor's obligations to the Bank or the Bank's rights and remedies under this Security Agreement or under any other document, instrument or agreement.

         (d) FORECLOSURE. Apply, set off, collect or sell, only upon such demands or notices as are required by law, the whole or any part of the Collateral, in such order and manner as the Bank may elect. Any such sale may be made by way of one or more sales and may be made at a public or private sale at the Bank's place of business, at any broker's board or securities exchange, or elsewhere. Any such sale may be for cash or upon credit or for future delivery as such price as the Bank may deem to be commercially reasonable. The Bank may be the purchaser of any or all of the Collateral at any sale and shall thereafter own such Collateral in its own right, free of any claim of the Debtor or right of redemption. Any deficiency which exists after the disposition or liquidation of the Collateral shall be a continuing liability of any obligor or guarantor of the Indebtedness and shall be immediately paid to the Bank.

         (e) NON-EXCLUSIVITY OF REMEDIES. Exercise one or more of the Bank's rights set forth herein or seek such other rights or pursue such other remedies as may be provided by law, in equity or in any other agreement now existing or hereafter entered into between the Bank and the Debtor or any obligor on or guarantor of the Indebtedness, or otherwise.

         (f) APPLICATION OF PROCEEDS. All amounts received by the Bank as proceeds from the disposition or liquidation of the Collateral shall be applied as follows: first, to prepayment penalties, if any; next, to the costs and expenses of collection, including court costs and reasonable attorneys' fees, whether or not suit is commenced by the Bank; next, to those costs and expenses incurred by the Bank in protecting, preserving, enforcing, collecting, selling or disposing of the Collateral; next, to the payment of accrued and unpaid interest on


                SECURITY AGREEMENT - DDA & INVESTMENT PROPERTY - PG 6
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all of the Indebtedness; next, to the payment of the outstanding principal balance of the Indebtedness; and last, to the payment of any other indebtedness owed by the Debtor to the Bank. Any excess Collateral or excess proceeds existing after the disposition or liquidation of the Collateral will be returned or paid by the Bank to the Debtor.


    8.  MISCELLANEOUS.

         (a) AMOUNTS PAYABLE UNDER THIS SECURITY AGREEMENT. If the Debtor fails to pay on demand the amount of any obligations referred to in this Security Agreement, the Bank may pay such amount at its option and without any obligation to do so and without waiving any default occasioned by the Debtor's failure to pay such amount. All amounts so paid by the Bank, together with reasonable attorneys' fees and all other costs, charges and expenses relating to the Indebtedness, shall be a part of the Indebtedness and shall bear interest at the highest rate chargeable on any Indebtedness until paid in full.

         (b) OTHER TERMS. Terms not otherwise defined in this Security Agreement shall have the meanings attributed to such terms in the California Uniform Commercial Code.

         (c) RELIANCE. Each warranty, representation, covenant and agreement contained in this Security Agreement shall be conclusively presumed to have been relied upon by the Bank regardless of any investigation made or information possessed by the Bank and shall be cumulative and in addition to any other warranties, representations, covenants or agreements which the Debtor shall now or hereafter give, or cause to be given, to the Bank.

         (d) ATTORNEYS' FEES. Debtor shall pay to the Bank all costs and expenses, including but not limited to reasonable attorneys fees, incurred by Bank in connection with the administration, enforcement, including any bankruptcy, appeal or the enforcement of any judgment or any refinancing or restructuring of this Security Agreement or any document, instrument or agreement executed with respect to, evidencing or securing the Indebtedness hereunder.

         (e) NOTICES. All notices, payments, requests, information and demands which either party hereto may desire, or be required to give or make to the other party, shall be given or made to such party by hand delivery or through deposit in the United States mail, postage prepaid, or by Western Union telegram, addressed to the address set forth below such party's signature to this Security Agreement or to such other address as may be specified from time to time in writing by either party to the other.

         (f) WAIVER. Neither the failure nor delay by the Bank in exercising any right hereunder or under any document, instrument or agreement mentioned herein shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any other document, instrument or agreement mentioned herein preclude other or further exercise thereof or the exercise of any other right; nor shall any waiver of any right or default hereunder or under any other document, instrument or agreement mentioned herein constitute a waiver of any other right or default or constitute a waiver of any other default of the same or any other term or provision.

         (g) ASSIGNMENT. This Security Agreement shall be binding upon and inure to the benefit of the Debtor and the Bank and their respective successors and assigns, except that the Debtor shall not have the right to assign its rights hereunder or any interest herein without the Bank's prior written consent. The Bank may sell or assign all or any portion of its rights and benefits hereunder and, in connection therewith, may deliver to such prospective buyer or assignee financial statements and other relevant information pertaining to the Debtor or any obligor on the Indebtedness.


                SECURITY AGREEMENT - DDA & INVESTMENT PROPERTY - PG 7
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         (h)  JURISDICTION.  This Security Agreement and the rights of the parties hereunder to and concerning the Collateral, and any documents, instruments or agreements mentioned or referred to herein, shall be governed by and construed according to the laws of the State of California, to the jurisdiction of whose courts the parties hereby submit.

         (i) DISPUTE RESOLUTION. It is understood and agreed that upon the request of any party to this agreement any dispute, claim, or controversy of any kind, whether in contract or in tort, statutory or common law, legal or equitable now existing or hereinafter arising between the parties in any way arising out of, pertaining to or in connection with: (1) this Agreement, or any related agreements, documents, or instruments, (2) all past and present loans, credits, accounts, deposit accounts (whether demand deposits or time deposits), safe deposit boxes, safekeeping agreements, guarantees, letters of credit, goods or services, or other transactions, contracts or agreements of any kind, (3) any incidents, omissions, acts, practices, or occurrences causing injury to either party whereby the other party or its agents, employees or representatives may be liable, in whole or in part, or (4) any aspect of the past or present relationships of the parties, shall be resolved through a two-step dispute resolution process administered by Judicial Arbitration & Mediation Services, Inc. ("J-A-M-S") as follows:

              (1) STEP I - MEDIATION: At the request of any party to the dispute, claim or controversy of the matter shall be referred to the nearest office of J-A-M-S for mediation, that is, an informal, non-binding conference or conferences between the parties in which a retired judge or justice for the J-A-M-S panel will seek to guide the parties to a resolution of the case.

              (2) STEP II - UNSECURED CONTRACTS - ARBITRATION: Should any dispute, claim or controversy remain unresolved at the conclusion of the Step I Mediation Phase then all such remaining matters shall be resolved by final and binding arbitration before a different judicial panelist, unless the parties shall agree to have the mediator panelist act as arbitrator. The hearing shall be conducted at a location determined by the arbitrator in Los Angeles County and shall be administered by and in accordance with the then existing Rules of Practice and Procedure of Judicial Arbitration & Mediation Services, Inc., and judgment upon any award rendered by the arbitrator may be entered by any State or Federal Court having jurisdiction thereof. The arbitrator shall determine which is the prevailing party and shall include in the award that party's reasonable attorneys fees and costs. This subparagraph (b) shall apply only if, at the time of the submission of the matter to J-A-M-S, the dispute(s) or issue(s) do(es) not arise out of a transaction(s) which is/are secured by real property collateral or, if so secured, all parties consent to such submission.

              As soon as practicable after selection of the arbitrator, the arbitrator or his/her designated representative shall determine a reasonable estimate of anticipated fees and costs of the Arbitrator, and render a statement to each party setting forth that party's pro-rata share of said fees and costs. Thereafter each party shall, within 10 days of receipt of said statement, deposit said sum with the Arbitrator. Failure of any party to make such a deposit shall result in a forfeiture by the non-depositing party of the right to prosecute or defend the claim which is the subject of the arbitration, but shall not otherwise serve to abate, stay or suspend the arbitration proceedings.

              (3) STEP II - CONTRACTS SECURED BY REAL ESTATE - TRIAL BY COURT REFERENCE [SECTION 638 (1)] CODE OF CIVIL PROCEDURE): If the dispute, claim or controversy is not one required or agreed to be submitted to arbitration as provided by subparagraph (b) and has not been resolved by Step I mediation, them any remaining dispute, claim or controversy shall be submitted for determination by a trial on Order of Reference conducted by a retired judge or justice from the panel of J-A-M-S appointed pursuant to the provisions of California Code of Civil Procedure Section 638(1) or any amendment, addition or successor section thereto to hear the case and report a statement of decision thereon. The parties intend this general reference agreement to be specifically enforceable in accordance with said section. If this parties are unable to agree upon a member of the J-A-M-S panel to act as referee then one shall be appointed by the Presiding Judge of the county wherein the hearing is to be held. The parties shall pay in advance, to the referee, the estimated reasonable fees and costs of the reference, as may be


                SECURITY AGREEMENT - DDA & INVESTMENT PROPERTY - PG 8 specified in advance by the referee. The parties shall initially share equally, by paying their proportionate amount of the estimated fees and costs of the reference. Failure of any party to make such a fee deposit shall result in a forfeiture by the non-depositing party of the right to prosecute or defend the cause(s) of action which is(are) the subject of the reference, but shall not otherwise serve to abate, stay or suspend the reference proceeding.

              (4) PROVISIONAL REMEDIES, SELF HELP AND FORECLOSURE: No provision of, or the exercise of any right(s) under subparagraph (b), nor any other provision of this Dispute Resolution Provision, shall limit the right of any party to exercise self help remedies such as set off, to foreclose against any real or personal property collateral, or obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from any court having jurisdiction before, during or after the pendency of any arbitration. At Bank's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage, or by judicial foreclosure. The institution and maintenance of an action for provisional remedies pursuit of provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration. In any arbitration proceeding subject to these provisions, the arbitrator is specifically empowered to decide (by documents only, or with a hearing, at the arbitrator's sole discretion) pre-hearing motions which are substantially similar to motions for summary judgment and for summary adjudication.

         (j) WAIVER OF JURY TRIAL: THE DEBTOR AND THE BANK EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.
THE DEBTOR AND THE BANK EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  [PAGE 9 ENDS HERE.  SIGNATURES APPEAR ON PAGE 10]


                SECURITY AGREEMENT - DDA & INVESTMENT PROPERTY - PG 9

    IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed as of the date first hereinabove written.


BANK:                                                 DEBTOR:

SANWA BANK CALIFORNIA

By:
---------------------------------------------         ---------------------------------------------
    Steve R. Edmonston, Vice President                ALFRED G. SCHEID, TRUSTEE OF THE ALFRED G.
                                                      SCHEID REVOCABLE TRUST dated October 8, 1992
Address:  2035 Fresno Street
          Fresno, CA  93721                           Address:   13470 Washington Blvd., Suite 300
                                                                 Marina Del Rey, CA  90292

                                                      Address:   13470 Washington Blvd., Suite 300
                                                                 Marina Del Rey, CA  90292





                SECURITY AGREEMENT - DDA & INVESTMENT PROPERTY - PG 10

                                     EXHIBIT "A"
                      DESCRIPTION OF SECURITIES AND INSTRUMENTS
            SECURITY AGREEMENT --DEPOSIT ACCOUNTS AND INVESTMENT PROPERTY

    The securities and instruments described below are subject to the terms and conditions of a certain Security Agreement-- Deposit Accounts and Investment Property dated as of June 23, 1997 between SANWA BANK CALIFORNIA (the "Bank") and ALFRED G. SCHEID, TRUSTEE OF THE ALFRED G. SCHEID REVOCABLE TRUST (the "Debtor") and are a part of the Collateral described therein:

    All municipal bonds issued by the cities of San Diego and San Leandro, California, and held in custody by the Bank's trust department.




















    This exhibit and the matters contained herein are acknowledged and agreed to as of this 23rd day of June 1997.


BANK:                                                 DEBTOR:

SANWA BANK CALIFORNIA

By:
---------------------------------------------         ---------------------------------------------
    Steve R. Edmonston, Vice President                ALFRED G. SCHEID, TRUSTEE OF THE ALFRED G.
                                                      SCHEID REVOCABLE TRUST dated October 8, 1992
Address:  2035 Fresno Street
          Fresno, CA  93721                           Address:   13470 Washington Blvd., Suite 300
                                                                 Marina Del Rey, CA  90292

                                                      Address:   13470 Washington Blvd., Suite 300
                                                                 Marina Del Rey, CA  90292





                SECURITY AGREEMENT - DDA & INVESTMENT PROPERTY - PG 11

[LOGO]


                            ADDENDUM TO SECURITY AGREEMENT
                                   LENT COLLATERAL

    This Addendum is made and entered into this 23rd day of June, 1997 by and between SANWA BANK CALIFORNIA (the "Bank"),SCHEID VINEYARD, INC. (the "Borrower"), and ALFRED G. SCHEID, TRUSTEE OF THE ALFRED G. SCHEID REVOCABLE TRUST dated October 8, 1992 (the "Owner").

    1. This Addendum shall be deemed to be a part of and subject to that certain Security Agreement between the Bank and the Owner (who is referred to in the Security Agreement as the "Debtor") dated as of June 23, 1997, as it may be amended from time to time and any and all addenda, exhibits and riders thereto (collectively the "Security Agreement"). Unless otherwise defined herein, all terms used in this Addendum shall have the same meanings as in the Security Agreement. To the extent that any of the terms or provisions of this Addendum conflict with those contained in the Security Agreement, the terms and provisions contained herein shall control.

    2. INDEBTEDNESS. The Indebtedness referenced in the Security Agreement is that owed or to be owing by the Borrower to the Bank. The security interest granted in the Security Agreement to secure the Indebtedness is in and to the Collateral described in the Security Agreement, which collateral is now owned or hereafter acquired by the Owner. The Owner hereby acknowledges and agrees that the security interest in the Collateral is granted to the Bank in consideration of the Indebtedness incurred by the Borrower from the Bank or the benefits to the Owner derived therefrom. The Borrower, as evidenced by its execution of this Addendum, hereby grants to the Bank a security interest in and to the Collateral in accordance with and subject to the terms and provisions of the Security Agreement. Any and all interests or rights which the Borrower may have in or to the Collateral shall be, at all times, inferior, subordinate, and subject to the security interests of the Bank therein or thereto and shall be extinguished or terminated following, or as a result of, the Bank's exercise of its rights and remedies under the Security Agreement.

    3.  RIGHT TO AMEND OR MODIFY THE INDEBTEDNESS (AND OTHER RIGHTS).  The
Owner authorizes the Bank, in its sole and absolute discretion, with or without notice and without affecting the Bank's security interest in or to the Collateral or the Bank's rights and remedies against the Collateral under the Security Agreement, and from time to time, to: (i) change the time or manner of payment of any Indebtedness by renewal, extension, modification, acceleration or otherwise; (ii) alter or change any provision of any Indebtedness, including, but not limited to, the rate of interest thereon, or any provision of any document, instrument or agreement (other than the Security Agreement and this Addendum) evidencing, guarantying, securing or related to any Indebtedness;
(iii) release, discharge, exonerate, substitute or add one or more of the parties liable on any Indebtedness or one or more endorsers, cosigners, or guarantors for any Indebtedness; (iv) obtain any other or additional collateral for the payment of any Indebtedness or any guaranty thereof; (v) release existing or after-acquired other or additional collateral on such terms as the Bank, in its sole and absolute discretion, shall determine; (vi) apply any sums received from the Borrower, any endorser, cosigner, guarantor or other person liable on the Indebtedness or from the sale or collection of any other or additional collateral or its proceeds securing any Indebtedness or any guaranty thereof to any indebtedness whatsoever owed or to be owed to the Bank by the Borrower in any order or amount and regardless of whether or not any portion of such sum is applied to the Indebtedness secured hereunder or regardless of whether or not any such indebtedness is due and payable; and (vii) apply any sums received from the Owner or from the sale or collection of the Collateral or its proceeds to any Indebtedness in any order or amount regardless of whether or not any such Indebtedness is due and payable.

    4. OWNER'S WAIVERS. The Owner hereby unconditionally and irrevocably acknowledges and agrees to the matters set forth below:

         a. DEFICIENCY. In the event that any Indebtedness is now or hereafter secured by a deed of trust, the Owner waives any defense and all rights and benefits of those laws purporting to state that no deficiency judgment may be recovered on certain real property purchase money obligations (as presently contained in Section 580b of the California Code of Civil


                          ADDENDUM TO SECURITY AGREEMENT - LENT COLLATERAL - PG1

Procedure and as it may be amended or superseded in the future) and those laws purporting to state that no deficiency judgment may be recovered after a trustee's sale under a deed of trust (as presently contained in Section 580d of the California Code of Civil Procedure and as it may be amended or superseded in the future).

         THE OWNER ACKNOWLEDGES THAT A FORECLOSURE BY A TRUSTEE'S SALE UNDER A DEED OF TRUST MAY RESULT IN THE DESTRUCTION OF THE GUARANTOR'S SUBROGATION RIGHTS THAT MAY OTHERWISE EXIST AND THAT A DESTRUCTION OF THOSE RIGHTS MAY CREATE A DEFENSE TO A DEFICIENCY JUDGMENT AGAINST THE DEBTOR AND/OR THE OWNER .

              THE OWNER WAIVES ALL RIGHTS AND DEFENSES THAT OWNER MAY HAVE BECAUSE THE INDEBTEDNESS OR ANY PORTION THEREOF IS SECURED BY REAL PROPERTY. THIS MEANS, AMONG OTHER THINGS,

         (i) BANK MAY COLLECT FROM THE OWNER WITHOUT FIRST FORECLOSING ON ANY REAL OR PERSON PROPERTY PLEDGED BY THE BORROWER.

         (ii) IF THE BANK FORECLOSES ON ANY REAL PROPERTY COLLATERAL PLEDGED BY THE BORROWER,

              (x) THE AMOUNT OF THE INDEBTEDNESS MAY BE REDUCED ONLY BY THE PRICE FOR WHICH THAT COLLATERAL IS SOLD AT THE FORECLOSURE SALE, EVEN IF THE COLLATERAL IS WORTH MORE THAN THE SALE PRICE.

              (y) BANK MAY COLLECT FROM THE OWNER EVEN IF THE CREDITOR, BY FORECLOSING ON THE REAL PROPERTY COLLATERAL, HAS DESTROYED ANY RIGHT THE OWNER MAY HAVE TO COLLECT FROM THE BORROWER.

    THIS IS AN UNCONDITIONAL AND IRREVOCABLE WAIVER OF ANY RIGHTS AND DEFENSES THE OWNER MAY HAVE BECAUSE THE INDEBTEDNESS IS SECURED BY REAL PROPERTY. THESE RIGHTS AND DEFENSES INCLUDE, BUT ARE NOT LIMITED TO, ANY RIGHTS AND DEFENSES BASED ON SECTION 580a, 580b, 580D, OR 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE.

         b. ELECTION OF REMEDIES. The Owner waives any defense based upon the Owner's loss of a right against the Borrower arising from the Bank's election of a remedy on any Indebtedness under bankruptcy or other debtor relief laws or under any other laws, including, but not limited to, those purporting to reduce the Bank's rights against the Collateral in proportion to the principal obligation of any Indebtedness (as presently contained in Section 2809 of the California Civil Code and as it may be amended or superseded in the future).

         Without limiting the generality of the foregoing, Owner waives all rights and defenses arising out of an election of remedies by the Bank, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Owner's rights of subrogation and reimbursement against the Borrower by operation of Section 580d of the Code of Civil Procedure or otherwise.

         c. STATUTE OF LIMITATIONS. The Owner waives the benefit of the statute of limitations affecting the Owner's liability hereunder or the enforcement hereof.

         d. BORROWER'S DEFENSES. The Owner waives any defense arising by reason of any disability or other defense of the Borrower, the Borrower's successor or any endorser, cosigner, guarantor or other person liable on any Indebtedness. Until all Indebtedness has been paid in full, the Owner shall not have any right of subrogation against the Borrower, any endorser, cosigner, guarantor or other person liable on any Indebtedness and the Owner waives any benefit of and any right to participate in any other or additional collateral securing any Indebtedness or any guaranty thereof in which the Bank now or hereafter has or acquires a security interest. The Owner waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance with respect to any Indebtedness and all notices of sale with respect to any other or additional collateral securing any Indebtedness or any guaranty thereof.


                         ADDENDUM TO SECURITY AGREEMENT - LENT COLLATERAL - PG2

         e. BORROWER'S FINANCIAL CONDITION. The Owner hereby recognizes, acknowledges and agrees that advances may be made from time to time with respect to any Indebtedness without authorization from or notice to the Owner even though the financial condition of the Borrower, any endorser, cosigner, guarantor or other person liable on any Indebtedness may have deteriorated since the date of this Addendum. The Owner waives all right to require the Bank to disclose any information with respect to: (i) any Indebtedness; (ii) the financial condition, credit or character of the Borrower, any endorser, cosigner, guarantor or other person liable on any Indebtedness; (iii) any other or additional collateral securing any Indebtedness or any guaranty thereof; or
(iv) any action or inaction on the part of the Bank, the Borrower or any endorser, cosigner, guarantor or other person liable on any Indebtedness. The Owner hereby assumes the responsibility for being informed of the financial condition, credit and character of the Borrower and of all circumstances bearing upon the risk of non-payment of any Indebtedness which diligent inquiry would reveal.

    5. BORROWER'S AND OWNER'S WAIVERS. The Owner and the Borrower each waive all rights to require the Bank to: (i) proceed against the Borrower, any endorser, cosigner, guarantor or other person liable on any Indebtedness; (ii) proceed against the Collateral, any particular item of the Collateral or any other or additional collateral securing any Indebtedness or any guaranty thereof; or (iii) pursue or refrain from pursuing any other remedy in the Bank's power whatsoever against any Collateral or on any Indebtedness.

    6. RIGHT OF FORECLOSURE. The Bank may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing any Indebtedness even though such foreclosure may destroy or diminish the Owner's rights against the Borrower. The Borrower shall be liable to the Bank for any part of any Indebtedness remaining unpaid after any such foreclosure whether or not such foreclosure was for fair market value.

    7. SUBORDINATION. Any indebtedness of the Borrower or any endorser, cosigner, guarantor or other person liable on any Indebtedness now or hereafter owed to the Owner is hereby subordinated to the Indebtedness. Such indebtedness owed to the Owner shall, if the Bank so requests, be collected, enforced and received by the Owner as trustee for the Bank and be paid over to the Bank on account of the Indebtedness but without reducing or affecting in any manner the matters contained in the Security Agreement and this Addendum. Should the Owner fail to collect the proceeds of any such indebtedness owed to it and pay such proceeds to the Bank, the Bank, as the Owner's attorney-in-fact, may do such acts and sign such documents in the Owner's name as the Bank considers necessary to effect such collection.

    8. INVALID, FRAUDULENT OR PREFERENTIAL PAYMENTS. The Owner agrees that, to the extent the Borrower or any endorser, cosigner, guarantor or other person liable on any Indebtedness makes a payment or payments on any Indebtedness, or is credited for any payment or payments made for or on behalf of any Indebtedness, which payment or payments, or any part thereof, is subsequently invalidated, determined to be fraudulent or preferential, set aside or required to be repaid to any trustee, receiver, assignee or any other party whether under any bankruptcy, state or federal law or under any common law or equitable cause or otherwise, then, to the extent thereof, the obligation or part thereof intended to be satisfied thereby shall be revived, reinstated and continued in full force and effect as if such payment or payments had not originally been made or credited.

    9. COLLATERAL IN BORROWER'S POSSESSION; BORROWER'S COVENANTS. To the extent that any item of the Collateral is in the possession of the Borrower, the covenants of the Owner (as set forth in Paragraph 4 of the Security Agreement) pertaining to such item of the Collateral shall be those of the Borrower or, with respect to covenants concerning the maintenance of such item of the Collateral, inspection rights, reporting requirements, any transfer of such items of the Collateral and notices, those of both the Borrower and the Owner.

    10. SEVERABILITY. Should any one or more provisions of this Addendum be determined to be illegal or unenforceable, all other provisions shall remain effective.

    11. CALIFORNIA LAW. This Addendum shall be governed by and construed according to the laws of the State of California, to the jurisdiction of whose courts the Owner and the Borrower hereby submit.

    12. Except as specifically provided in this Addendum, all other terms, conditions and covenants contained in the Security Agreement shall remain unchanged and shall continue in full force and effect.


                   [PAGE 3 ENDS HERE.  SIGNATURES APPEAR ON PAGE 4]


                         ADDENDUM TO SECURITY AGREEMENT - LENT COLLATERAL - PG3

    IN WITNESS WHEREOF, this Addendum has been executed by the parties hereto as of the date first hereinabove written.



BANK:                                                 OWNER:

SANWA BANK CALIFORNIA

By:
---------------------------------------------         ---------------------------------------------
    Steve R. Edmonston, Vice President                ALFRED G. SCHEID, TRUSTEE OF THE ALFRED G.
                                                      SCHEID REVOCABLE TRUST dated October 8, 1992
Address:  2035 Fresno Street
          Fresno, CA  93721                           Address:   13470 Washington Blvd., Suite 300
                                                                 Marina Del Rey, CA  90292

                                                      Address:   13470 Washington Blvd., Suite 300
                                                                 Marina Del Rey, CA  90292


BORROWER:


SCHEID VINEYARDS, INC.

By: -------------------------------------------
          Alfred G. Scheid, President

By: -------------------------------------------
          Ernest M. Brown, Secretary

Address:  13470 Washington Blvd., Suite 300
          Marina Del Rey, CA  90292




                         ADDENDUM TO SECURITY AGREEMENT - LENT COLLATERAL - PG4